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                                                                   Exhibit 4.(b)


                                                            Executed in 6 Parts
                                                          Counterpart No. (   )


                              NATIONAL EQUITY TRUST

                            OTC GROWTH TRUST SERIES 8

                            REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement dated July 5, 2000 among Prudential Securities Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust Low Five Portfolio Series, Trust Indenture and Agreement" (the "Basic Agreement") dated April 25, 1995. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                                WITNESSETH THAT:
                                ---------------


          In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                     Part I.
                                     -------

                     STANDARD TERMS AND CONDITIONS OF TRUST

          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

          A. Article I, entitled "Definitions", paragraph 22, shall be amended as follows:

                    "Trustee shall mean The Chase Manhattan Bank or any successor trustee appointed as hereinafter provided."
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          B.        Article II, entitled "Deposit of Securities; Acceptance of
                    Trust", shall be amended as follows:

                    The second sentence of Section 2.03 Issue of Units shall be amended by deleting the words "on any day on which the Depositor is the only Unit Holder."

          C. Article III, entitled "Administration of Trust", shall be amended as follows:


                    (i) Section 3.01 Initial Costs shall be amended to substitute the following language:

                              Section 3.01. Initial Cost The costs of organizing the Trust and sale of the Trust Units shall, to the extent of the expenses reimbursable to the Depositor provided below, be borne by the Unit Holders, provided, however, that, to the extent all of such costs are not borne by Unit Holders, the amount of such costs not borne by Unit Holders shall be borne by the Depositor and, provided further, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section
                              2.01. Upon notification from the Depositor that the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the
                              Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the conclusion of the primary offering period and shall not be reflected in the computation of the Unit Value prior thereto. As used herein, the Depositor's reimbursable expenses of organizing the
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                              Trust and sale of the Trust Units shall include
                              the cost of the initial preparation and
                              typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption. As directed by the Depositor, the Trustee will advance funds to the Trust in an amount necessary to reimburse the Depositor pursuant to this Section and shall recover such advance from the sale or sales of Securities at such time as the Depositor shall direct, but in no event later than the termination of the Trust. Repayment of any such advance shall be secured by a lien on the assets of the Trust prior to the interest of the Unit Holders as provided in Section 6.04.

                    (ii) The third paragraph of Section 3.05 Distribution shall be amended to add the following sentence at the end thereof:

                              "The Trustee shall make a special distribution of the cash balance in the Income and Principal accounts available for such distribution to Unit Holders of record on such dates as the Depositor shall direct."

                    (iii) The second to the last paragraph of Section 3.08 Sale of Securities shall be amended to replace the word "equal" with the following phrase: "be sufficient to pay."
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                    (iv)      Section 3.14 Deferred Sales Charge shall be
                              amended to add the following sentences at the end thereof:

                              "References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."

          D. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by the Chase Manhattan Bank throughout the Basic Agreement.


          E. Section 6.05 shall be amended to delete the clause "if the Depositor shall determine in good faith that there has oc-curred either (1) a material deterioration in the creditwor-thiness of the Trustee or (2) one or more negligent acts on the part of the Trustee having a materially adverse effect, either singly or in the aggregate, on the Trust or on one or more Trusts, such that the replacement of the Trustee is in the best interest of the Unit Holders" and insert in place thereof "upon the determination of the Depositor to remove the Trustee for any reason, either with or without cause, including but not limited to a determination by the Deposi-tor that the Trustee has materially failed to perform its duties under the Indenture and the interest of Unit Holders has been substantially impaired as a result".

                                    Part II.
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                      SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

          A. The Trust is denominated National Equity Trust, OTC Growth Trust Series 8.

          B. The Units of the Trust shall be subject to a deferred sales charge.

          C. The contracts for the purchase of common stock listed in Schedule A hereto are those which, subject to the terms of
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      this Indenture, have been or are to be deposited in Trust under this
      Indenture as of the date hereof.

          D.    The term "Depositor" shall mean Prudential Securities
      Incorporated.

          E.    The aggregate number of Units referred to in Sections 2.03 and
      9.01 of the Basic Agreement is 125,000 as of the date hereof.

          F. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

          G.    The term "First Settlement Date" shall mean July 11, 2000.

          H. The terms "Computation Day" and "Record Date" shall be on such dates as the Sponsor shall direct.

          I. The term "Distribution Date" shall be on such dates as the Sponsor shall direct.

          J.    The term "Termination Date" shall mean August 14, 2001.

          K. The Trustee's Annual Fee shall be $1.16 (per 1,000 Units) for 100,000,000 and above units outstanding; $1.22 (per 1,000 Units) for 50,000,000 - 99,999,999 units outstanding; $1.26 (per 1,000 Units) for
      49,999,999 and below units outstanding. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

           L. The Depositor's Portfolio supervisory service fee shall be $0.25 per 1,000 Units.

            [Signatures and acknowledgments on separate pages]



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            The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, OTC Growth Trust Series 8 is hereby incorporated by reference herein as Schedule A hereto.